Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35024


PROSPECTUS SUPPLEMENT DATED August 31, 2000
(To Prospectus filed on May 8, 2000)



                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        4,794,065 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                 Shares to be
                                                               Offered for the
   Selling Stockholders                                      Selling Stockholder
-----------------------------------------------              -------------------


Diane M. Saniski                                                    32,000

Charitable Remainder Unitrust known as Saniski                      32,000
Charitable Trust dated 8/8/00, Martin W.
Saniski and Diane M. Saniski, Trustees